UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2007

 ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On May 18, 2007, our Board of Directors approved an amendment to our 2005 Performance Equity Plan (the “Plan”), which would add 300,000 shares to the Plan. The amendment is subject to shareholder approval. If the shareholders approve the amendment, the number of shares of Common Stock issuable under the Plan would increase to 3,500,000.

On May 18, 2007, in connection with a change of the chief executive officer of the company, we entered into the agreements described in Item 5.02 hereof, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2007 Eugene Jennings replaced John Cline as President and Chief Executive Officer of etrials Worldwide, Inc. and of its subsidiary etrials, Inc. Mr. Cline continues to be a member of the Board of Directors of etrials Worldwide, Inc. A copy of the press release dated May 21, 2007 is set forth as Exhibit 99.1 to this Report and is incorporated by reference herein.

Mr. Jennings, 53, served as senior corporate vice president of SHPS, Inc. where he was responsible for the digital communications, print and fulfillment business from July 2004 until he joined etrials in May 2007.  He was president of the Health Enhancement Division of Matria Healthcare, Inc., in the disease management, oncology management and pharmacy, lab supply and distribution divisions, from October 2002 until July 2004.  From 1999 until April 2002, he served as CEO and President of Veracel, Inc., a Canadian cancer diagnostic systems biotechnology company.  After Mr. Jennings left Veracel in April 2002, Veracel filed in Canada a Notice of Intention to Make a Proposal on October 12, 2002 and on November 15, 2002 lodged a proposal (the "Proposal") under Part III, Division I of the Bankruptcy and Insolvency Act with Mintz & Partners Limited (the "Trustee") which Proposal was filed with the Official Receiver on November 15, 2003. On November 19, 2003, the Trustee certified that as of the 18th day of November 2003, Veracel fully performed its provisions of the Proposal, as filed with the Official Receiver on November 15, 2003.

On May 18, 2008, we entered into an employment agreement with Mr. Jennings. The agreement has an initial term of three (3) years, which initial term is automatically renewable for additional consecutive one (1) year terms, unless timely notice of non-renewal is given by either etrials or Mr. Jennings. Mr. Jennings’ employment agreement provides that he will receive a minimum base salary of $325,000 and an annual bonus of up to one hundred percent of his base salary on terms and conditions determined by the compensation committee of our board of directors. He is also entitled to participate in all our present and future employee benefit, retirement and compensation plans and of our etrials subsidiary consistent with his position as chief executive officer and president of each company. For year 2007, the bonus is fixed at $95,000 and is earned based on continued employment at the end of 2007.

Pursuant to the employment agreement, on May 18, 2007, the Board of Directors granted Mr. Jennings options to purchase 370,000 shares of our common stock with an exercise price of $4.70 per share, which was the last sale price of our common stock on the date of grant. At the same time the Board granted Mr. Jennings 50,000 shares of restricted stock for a purchase price equal to the par value of the restricted shares. Both the options and the restricted shares vest quarterly in arrears over a four year period. These grants were “inducement” grants pursuant to an exemption from NASDAQ’s shareholder approval requirements pursuant to NASDAQ Rule 4350.

In addition, the employment agreement provides that Mr. Jennings is entitled to relocation payments and that, in the event of the termination of the executive’s employment (including termination as a result of non-renewal), we will pay the executive his base salary and annual bonus through the date of termination, if he is terminated by us for “cause” (as defined) or if he terminates his employment without “good reason” (as defined). If the termination is by us without “cause” or by executive for “good reason”, we must (i) pay the executive his base salary for a period of eighteen (18) months after the termination of his employment and (ii) any stock options and restricted shares that would have vested and become exercisable within eighteen (18) months of the date of termination immediately become vested and exercisable. If in connection with a “change of control,” we terminate executive’s employment without “cause” or executive terminates for “good reason,” we must pay the executive his base salary for a period of eighteen (18) months after the termination of his employment, and all of the executive’s stock options immediately become vested and exercisable. The executive’s exercisable stock options will remain exercisable for a period of eighteen (18) months after his termination other than for “cause”; such exercise may be made on a cashless basis if made within 90 days of the date of termination.

The employment agreement also includes certain restrictive covenants that limit the executive’s ability to compete with etrials and our etrials subsidiary or to divulge certain confidential information concerning etrials and our etrials subsidiary.

The foregoing is only a summary. Each of the employment agreement and related restricted stock agreement and stock option agreement are filed as exhibits to this Report. Investors who desire to understand all the provisions of these agreements (including the definitions of defined terms) should read these agreements in their entirety.

Mr. Cline’s employment agreement, which includes severance and accelerated vesting provisions that are triggered by changes in his employment status, is summarized in Item 10. “Executive Compensation” of our Form 10-KSB filed March 30, 2007, which is incorporated by reference herein. Mr. Cline’s Employment Agreement is filed as Exhibit 10.5 to our Current Report on Form 8-K filed August 25, 2005, which is incorporated herein by reference. Investors who desire to understand our obligations to Mr. Cline should read Mr. Cline’s employment agreement and the summary of that agreement referred to above.

On May 18, 2007, our Board of Directors approved an amendment to our 2005 Performance Equity Plan (the “Plan”), which would add 300,000 shares to the Plan. The amendment is subject to shareholder approval. If the shareholders approve the amendment, the number of shares of Common stock issuable under the Plan would increase to 3,500,000.

Item 9.01.    Financial Statements and Exhibits

Exhibit	Description
99.1	Press Release dated May 21, 2007 announcing change of Chief Executive Officer.
99.2	Employment Agreement dated as of May 18, 2007 between etrials Worldwide, Inc. and Eugene Jennings.
99.3	Restricted Stock Agreement dated as of May 18, 2007 between etrials Worldwide, Inc. and Eugene Jennings.
99.4	Nonqualified Stock Option Agreement dated as of May 18, 2007 between etrials Worldwide, Inc. and Eugene Jennings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2007	etrials Worldwide, Inc.

By: /s/ James W. Clark, Jr.
Name: James W. Clark, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 21, 2007 announcing change of Chief Executive Officer.
99.2	Employment Agreement dated as of May 18, 2007 between etrials Worldwide, Inc. and Eugene Jennings.
99.3	Restricted Stock Agreement dated as of May 18, 2007 between etrials Worldwide, Inc. and Eugene Jennings.
99.4	Nonqualified Stock Option Agreement dated as of May 18, 2007 between etrials Worldwide, Inc. and Eugene Jennings.

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